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                                                                                                            EXHIBIT 11

                    MGIC INVESTMENT CORPORATION AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS (1)
                  For The Years Ended December 31, 1997, 1996 and 1995

                                                                        1997                   1996                  1995
                                                                             (In thousands, except per share data)
    BASIC EARNINGS PER SHARE

    Average common shares outstanding                                  116,332                117,787               117,084
                                                                     =========            ===========          ============
    Net income                                                 $       323,750       $        257,991       $       207,565
                                                                     =========            ===========          ============
    Net income per share                                       $          2.78       $           2.19       $          1.77
                                                                     =========            ===========          ============
    DILUTED EARNINGS PER SHARE

    Adjusted shares outstanding:
       Average common shares outstanding                               116,332                117,787               117,084

       Net shares to be issued upon exercise of
           common stock equivalents                                      1,592                  1,259                 1,483
                                                                     ---------            -----------          ------------
       Adjusted shares outstanding                                     117,924                119,046               118,567
                                                                     =========            ===========          ============
    Net income                                                 $       323,750       $        257,991       $       207,565
                                                                     =========            ===========          ============
    Net income per share                                       $          2.75       $           2.17       $          1.75
                                                                     =========            ===========          ============

    (1)   Per Statement of Financial Accounting Standards No. 128, "Earnings Per Share".

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